Exhibit 99.2

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated July 22, 2013 to the Board of Directors of CapitalSource Inc. (“CapitalSource”) included in Appendix G to the Joint Proxy Statement/Prospectus relating to the proposed merger of CapitalSource with and into PacWest Bancorp, which is part of the Registration Statement of PacWest Bancorp on Form S-4 and (ii) the reference thereto, quotation therefrom, or summarization thereof in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES LLC

By:	/S/ Anu Aiyengar
Name: Anu Aiyengar
Title: Managing Director

November 20, 2013